                                                                      EXHIBIT 4


                             HERITAGE BANCORP, INC.

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

          COMMON STOCK                                        CUSIP
                                                                 See Reverse For
                                                             Certain Definitions


THIS CERTIFIES THAT



is the owner of

 FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $.01 PAR VALUE PER SHARE,
                                       OF

Heritage Bancorp, Inc., a stock corporation incorporated under the laws of the State of Delaware. The shares represented by this Certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this Certificate properly endorsed. The shares represented by this certificate are not a deposit or account and are not insured by the Federal Deposit Insurance Corporation or any other government agency. The Certificate and shares represented hereby are issued and shall be held subject to all provisions of the Certificate of Incorporation and Bylaws of the Corporation and any amendments thereto (copies of which are on file with the Transfer Agent), to all of which provisions the holder by acceptance hereof, assents.

          IN WITNESS WHEREOF, Heritage Bancorp, Inc. has caused this Certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.



          CORPORATE SECRETARY                                          PRESIDENT



                                                                  TRANSFER AGENT


                                     [SEAL]

                             Heritage Bancorp, Inc.

          The shares represented by this Certificate are issued subject to all the provisions of the Certificate of Incorporation and Bylaws of Heritage Bancorp, Inc. ("Corporation") as from time to time amended (copies of which are on file with the Transfer Agent and at the principal executive offices of the Corporation).

          The shares represented by this Certificate are subject to a limitation contained in the Certificate of Incorporation to the effect that in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the outstanding shares of common stock (the "Limit") be entitled or permitted to vote in respect of the shares held in excess of the Limit, unless a majority of the whole Board of Directors, as defined, shall have by resolution granted in advance such entitlement or permission.

          The Board of Directors of the Corporation is authorized by resolution(s), from time to time adopted, to provide for the issuance of preferred stock in series and to fix and state the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The Corporation will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

          The shares represented by this Certificate may not be cumulatively voted on any matter. The affirmative vote of the holders of at least 80% of the voting stock of the Corporation, voting together as a single class, shall be required to approve certain business combinations and other transactions, pursuant to the Certificate of Incorporation. The affirmative vote of the holders of at least 80% of the voting stock of the Corporation, voting together as a single class, shall be required to amend certain provisions of the Certificate of Incorporation.

          The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as through they were written out in full according to applicable laws or regulations.

           TEN COM           -as tenants in common
           TEN ENT           -as tenants by the entireties
           JT TEN            -as joint tenants with right of survivorship and
                                 not as tenants in common
           UNIF TRAN MIN ACT -       Custodian        under Uniform Transfer
                              -------         -------
                              (Cust)          (Minor)
                             to Minors Act
                                           ---------
                                            (State)

     Additional abbreviations may also be used though not in the above list

          For value received, ___________________________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
-------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Please print or typewrite name and address, including postal zip code, of assignee

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                          shares
-------------------------------------------------------------------------
of the Common Stock evidenced by this Certificate, and do hereby irrevocably constitute and appoint
                       ---------------------------------------------------------
Attorney, to transfer the said shares on the books of the within named Corporation, with full power of substitution.

Dated
      ----------------

                                       -----------------------------------------
                                                      Signature


                                       -----------------------------------------
                                                      Signature

                                       NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever.